EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the DBJPM 2016-C3 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Intercontinental Kansas City Hotel Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Intercontinental Kansas City Hotel Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Intercontinental Kansas City Hotel Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Intercontinental Kansas City Hotel Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Intercontinental Kansas City Hotel Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Intercontinental Kansas City Hotel Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Williamsburg Premium Outlets Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Williamsburg Premium Outlets Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Williamsburg Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Williamsburg Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Williamsburg Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Williamsburg Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Williamsburg Premium Outlets Mortgage Loan, KeyBank National Association, as Primary Servicer for The Shops at Crystals Mortgage Loan, KeyBank National Association, as Special Servicer for The Shops at Crystals Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Shops at Crystals Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Shops at Crystals Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Shops at Crystals Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Opry Mills Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Opry Mills Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Opry Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Opry Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Opry Mills Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Opry Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Opry Mills Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Opry Mills Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Westfield San Francisco Centre Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Westfield San Francisco Centre Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Westfield San Francisco Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfield San Francisco Centre Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Westfield San Francisco Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the U-Haul AREC Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the U-Haul AREC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the U-Haul AREC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the U-Haul AREC Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the U-Haul AREC Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the U-Haul AREC Portfolio Mortgage Loan.

Dated: March 23, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)